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                                                             EXHIBIT 99.B9(B)(I)

                    AMENDMENT TO ADMINISTRATION AGREEMENT

     This Agreement, dated as of the ____ day of May, 1998, made by and between The Timothy Plan, a Delaware Business Trust (the "Trust") operating as a registered investment company under the Investment Company Act of 1940, as amended (the "Act"), duly organized and existing under the laws of the State of Delaware and FPS SERVICES, INC. ("FPS"), a corporation duly organized and existing under the laws of the State of Delaware (collectively, the "Parties").

                               WITNESSETH THAT:

     WHEREAS, the Trust and Fund/Plan have entered into an agreement dated January 19, 1994, which become effective February 23, 1994, wherein FPS (formerly Fund/Plan Services, Inc.) has agreed to serve as administrator to provide certain administrative services to the Trust (Administrative Services Agreement"); and

     WHEREAS, the Parties wish to amend the Administrative Services Agreement to reflect the creation of an additional series for the Trust; and

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereto, intending to be legally bound, do hereby agree:

     1. To amend Schedule "C" to the Administrative Services Agreement in the form attached hereto as Schedule "C" to reflect the additional of The Timothy Plan Variable Series.

     2.   This Amendment's Effective Date shall be May 1, 1998.

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement consisting of one type written page, together with Schedule "C" to be signed by their duly authorized officers and their corporate seals hereunto duly affixed as of the day and year first above written.

THE TIMOTHY PLAN                                              FPS SERVICES, INC.

_______________________________________        _________________________________
By: Arthur D. Ally, Chairman                   By: Kenneth J. Kempf, President

_______________________________________        _________________________________
Attest: Joseph E. Boatwright, Secretary        Attest: Janet F. Davis, Secretary
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                                                             SCHEDULE "C"

                           IDENTIFICATION OF SERIES

Below are listed the "Series and Classes" to which services under this Agreement are to be performed as of the execution date of this Agreement:



                          "The Timothy Plan- Class A"
                          "The Timothy Plan- Class B"
                          "The Timothy Plan Variable Series"

This Schedule "C" may be amended from time to time by agreement of the Parties.